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Exhibit 12.1

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                                            COMPUTATION OF RATIOS
                                                (in thousands)

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             Earnings to fixed charges for the fiscal year ending:               2003       2002       2001
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
Income from continuing operations before income taxes                           $14,330    $11,772   $20,410
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Minority Interest in earnings                                                     4,439      2,605     4,099
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Fixed Charges                                                                    13,298     12,984    14,888
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Total Earnings                                                                  $33,715    $27,813   $39,726
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Earnings to Fixed Charges (1)                                                     2.5:1      2.1:1     2.7:1
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(1) Calculated by dividing the sum of income from continuing operations, Minority Interest and fixed charges by fixed charges. Fixed charges represent total interest expense including amortization of debt expense.



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          Long-term debt to total capital at the fiscal year ended:               2003        2002       2001
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
Total debt, including current maturities                                        $140,335    $155,510   $150,131
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Total Equity                                                                     227,454     233,539    235,459
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Long-term debt to total capital (2)                                                 62:1        67:1       64:1
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(2) Calculated by dividing the sum total debt, including current maturities by the sum of total debt and equity (Capital).
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